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                                                                   Exhibit 23(b)

            [LETTERHEAD OF RICHARDS, LAYTON & FINGER APPEARS HERE]







                                April 30, 1997






Riggs National Corporation
1503 Pennsylvania Avenue, N.W.
Washington, D.C. 20005





Ladies and Gentlemen:

             We hereby consent to the reference to us under the heading "Validity of Securities" in the Prospectus included in this Registration Statement and to the filing of our related opinion dated March 12, 1997 as an exhibit to this Registration Statement on Form S-3 filed with the Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission thereunder.


                                            Very truly yours,


                                            /s/ RICHARDS, LAYTON & FINGER